Exhibit (h.6)

Amendment #2 to Exhibit 1

Shareholder Services Agreement

Pursuant to Section 2 of the Agreement, MFIS agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, equal to an amount up to the percentage of average net assets of each Fund, as set forth below.

Fund/Class	Shareholder Service Fee	Effective Date
Marshall Short-Term Income Fund – Class A Shares	0.25%	September 1, 1999
Marshall Short-Term Income Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Government Income Fund – Class A Shares	0.25%	September 1, 1999
Marshall Government Income Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Intermediate Bond Fund – Class A Shares	0.25%	September 1, 1999
Marshall Intermediate Bond Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Intermediate Tax-Free Fund – Class A Shares	0.25%	September 1, 1999
Marshall Intermediate Tax-Free Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Large-Cap Value Fund (f/k/a Marshall Equity Income Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Large-Cap Value Fund (f/k/a Marshall Equity Income Fund) – Class Y Shares	0.25%	September 1, 1999
Marshall Large Cap Growth Fund (f/k/a Marshall Large-Cap Growth & Income Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Large Cap Growth Fund (f/k/a Marshall Large-Cap Growth & Income Fund) – Class Y Shares	0.25%	September 1, 1999
Marshall Mid-Cap Growth Fund – Class A Shares	0.25%	September 1, 1999
Marshall Mid-Cap Growth Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Mid-Cap Value Fund – Class A Shares	0.25%	September 1, 1999
Marshall Mid-Cap Value Fund – Class Y Shares	0.25%	September 1, 1999
Marshall International Stock Fund – Class A Shares	0.25%	September 1, 1999
Marshall International Stock Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Small-Cap Growth Fund – Class A Shares	0.25%	September 1, 1999
Marshall Small-Cap Growth Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Prime Money Market Fund (f/k/a Marshall Money Market Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Prime Money Market Fund (f/k/a Marshall Money Market Fund) – Class Y Shares	0.25%	May 1, 2000
Marshall Government Money Market Fund – Class Y Shares	0.25%	May 17, 2004
Marshall Tax-Free Money Market Fund – Class Y Shares	0.25%	September 22, 2004

Executed as of this 25th day of October, 2005.

MARSHALL FUNDS, INC.		MARSHALL & ILSLEY TRUST COMPANY
on behalf of its portfolios listed above		on behalf of its division, Marshall Funds Investor
Services

By:	/s/ JOHN M. BLASER	By:	/S/ JEFFREY HIMSTREET
Name:	John M. Blaser	Name:	Jeff Himstreet
Title:	President	Title:	General Counsel